Exhibit 4.1

NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT. INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE. N/C TO: INCONTACT, INC. UCN. Number 11246. Authorized common stock: 100,000,000 shares, par value: xxx .0001. Shares CUSIP No. 45336E 10 9. This certifies that specimen is the record holder of N/C to: Incontact, Inc. Shares of xxx Common Stock transferable on the books of the corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers. Dated: Kymm E. Portridge, Secretary, Paul Jarman, Chief Executive Officer. UCN, Inc. Corporate Seal Delaware. Interwest Transfer Co. Inc. P.O. Box 17136 / Salt Lake City, Utah 84117. Countersigned & Registered. Countersigned Transfer Agent-Authorized Signature. 10-C Copyright 2004 / Reynolds Graphics, Inc. / Salt Lake City, Utah.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations. Ten Com - as tenants in common, Ten Ent - as tenants by the entireties, JT Ten - as joint tenants with right of survivorship and not as tenants in common. UNIF GIFT MIN ACT - Custodian (Cust) (Minor) under Uniform Gifts to Minors Act (State). Additional abbreviations may also be used though not in the above list. For Value Received, hereby sell, assign and transfer unto Please insert social security or other identifying number of assignee. (Please print or typewrite name and address, including zip code, of assignee) Shares of the capital stock represented by the within certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises. Dated. Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement or any change whatever. *Notice signature guaranteed: Signature(s) must be guaranteed by a firm which is a member of a registered national stock exchange, or by a bank (other than a savings bank) or a trust company. The guaranteeing firm must be a member of the Medallion Guarantee Program. Transfer fee will apply. For medallion guarantee use only. Specimen.